Exhibit 10.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the Sandra Sciutto, whose signature appears below, constitutes and appoints Harold Hofer or Raymond Pacini, or either of them, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Form 1-A of Brix Student Housing REIT, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: April 16, 2018	/s/ SANDRA SCIUTTO
Sandra Sciutto